SEPARATION AGREEMENT AND GENERAL RELEASE

          BY THIS AGREEMENT YOU GIVE UP CERTAIN LEGAL RIGHTS. PLEASE CONSULT WITH AN ATTORNEY BEFORE YOU SIGN IT.

AGREEMENT made as of June 13, 2000 by and between Edward J. Quilty ("Employee," "You" or "Your") and Palatin Technologies, Inc. (the "Company," "We" or "Our"). Reference is hereby made to that certain Employment Agreement (the "Employment Agreement"), dated July 9, 1999 by and between you and Palatin Technologies, Inc. The term "Company" as used herein shall include the Company and any of the Company's subsidiaries and affiliates.

In consideration of the promises and conditions set forth below, and intending to be legally bound, you and the Company agree as follows: 1. Resignation: You acknowledge that you voluntarily resigned your employment with the Company effective on June 13, 2000. You hereby resign, as of the date hereof, your position(s) as officer and/or director of the Company, and you agree to execute and deliver any further instruments or documents which the Company may reasonably request in order to effectuate your resignation.

2. Severance Benefits: If you sign this Agreement and comply with its terms, we will provide you with the following special severance benefit:
(a) $400,000 payable in 24 equal monthly installments of $16,666.66 commencing on the date of execution this Agreement, less benefit deductions, tax withholding and other deductions required by law. In the event the date of this Agreement shall be other than the first day of a calendar month the monthly payment for such partial calendar month shall be prorated in proportion to the number of days in such calendar month.
(b) Payment by the Company of premiums necessary for the continuation of your current group health insurance coverage under the federal law called "COBRA" for 24 months after your last day of work and, thereafter, continuation coverage at your own expense, if you elect such coverage in accordance with the COBRA statute except that continuation coverage will stop on the day you are first covered by another group health plan; and




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(c) For a period of 24 months the Company will arrange to provide you with life and disability insurance substantially similar to that which you were receiving immediately prior to your resignation; and

(d) All options previously granted as attached in Exhibit 1 to you will vest and will be exercisable for four (4) years after the Effective Date (as defined in Paragraph 6, below). You hereby agree that with respect to shares of Common Stock currently owned by you and options and shares of Common Stock issuable upon exercise of options owned by you, you will comply in all respects with The Limitations of Amount of Securities sold pursuant to Rule 144(e)(i) and (e)(iii) under the Securities Act of 1933, as amended. whether or not such compliance is required as a matter of law, for a period of six months commencing on the date of execution of this Agreement. (e) We will use our commercially reasonable efforts to file a registration statement within the nine month period following the Effective Date (as defined below) to register any unregistered shares of your common stock or common stock issuable upon exercise of your options.
 You acknowledge that the specific severance benefit stated above includes compensation and/or benefits in addition to what you would otherwise be entitled to receive. The Employee shall not be required to mitigate the amount of any payment provided for herein by seeking other employment or otherwise. The special severance benefits will not become due until on or after Effective Date. You hereby agree to make yourself available to assist the Company and/or related persons (as defined below), for no additional cost, in the transition process, including the litigation with the Mo1ecular BioSystems, Inc.
3. Waiver and Release by Employee: (a) In exchange for the special severance benefits promised to you in this Agreement, and as a material inducement for that promise, you hereby WAIVE, RELEASE and FOREVER DlSCHARGE The Company and/or related persons from any and all claims, rights and liabilities of every kind, whether or not you now know them to exist which you ever had or may have arising out of your employment with the Company or termination of that employment, as of the date of this Agreement. This WAIVER and RELEASE includes, but is not limited to, any claim for unlawful discrimination under the Age Discrimination in Employment Act of 1967, as amended ("ADEA"),Title VlI of the Civil Rights Act of 1964, as amended, the Americans with Disabilities Act of 1990, 42 U.S.C. ss. 1981, the Worker Adjustment and Retraining Notification Act ("WARN"), and the Family and Medical Leave Act of 1993, and any violation of any other federal, state or local constitution, statute, rule, regulation or ordinance, or for breach of contract, wrongful discharge, tort or other civil wrong. To the fullest extent permitted by law, you PROMISE NOT TO SUE or bring any charges, complaints or lawsuits related to the claims you are waiving by this Agreement against the Company and/or related persons in the future, individually or as a member of a class.

(b) If you violate this agreement by bringing or maintaining any charges, claims, grievances, or lawsuits contrary to this Paragraph, you will pay all costs and expenses of the Company and/or related persons in defending against such charges, claims or actions brought by you or on your behalf, including reasonable attorney's fees, and will be required to give back, at the Company's sole discretion, the value of anything paid by the Company in exchange for this Agreement.







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(c) As referred to in this Agreement, "the Company and/or related persons"
includes the Company, its parents, subsidiaries, affiliates and divisions, their respective successors and assigns, and all of their past and present directors, officers, representatives, shareholders, agents, employees, whether as individuals or in their official capacity, and the respective heirs and personal representatives of any of them.

( d) This WAIVER, RELEASE and PROMISE NOT TO SUE is binding on you, your heirs, legal representatives and assigns.

4. Waiver and Release by Company:  (a) We hereby WAIVE, RELEASE and
FOREVER DISCHARGE you from any and all claims, rights and liabilities of every kind, whether or not we now know them to exist, which you ever had or may have arising out of your employment with the Company or termination of that employment, as of the date of this Agreement. This WAIVER and RELEASE includes, but is not limited to any violation of any federal, state or local constitution, statute, rule, regulation or ordinance, or for breach of contract, wrongful discharge, tort or other civil wrong. To the fullest extent permitted by Law, we PROMISE NOT TO SUE or bring any charges, complaints or lawsuits related to the claims we are waiving by this Agreement against you in the future, individually or as a member of a class.
 (b) If we violate this Agreement by bringing or maintaining any charges, claims, grievances, or lawsuits contrary to this Paragraph, we will pay all of your costs and expenses in defending against such charges, claims or actions brought by us, including reasonable attorney's fees.
 (c) This WAIVER, RELEASE and PROMISE NOT TO SUE is binding on the Company, its successors and assigns. 5. Employee Review: You are advised to consult with an attorney before you sign this Agreement. 6. Effective Date: This Agreement is effective after the Company has received your signed copy of this Agreement. That will be the "Effective Date" of this Agreement. 7. Confidentiality; Non-disparagement: You shall keep the terms of this Agreement confidential. You agree not at any time to talk about, write about or otherwise publicize the terms or existence of this Agreement to anyone other than your legal, tax or other financial advisors or immediate family members, except in response to a subpoena, court directive or otherwise as required by law. You will not disparage, denigrate or defame the Company and/or related persons, or any of their business products or services. The Company and/or related persons will not disparage, denigrate or defame Employee. The parties agree that the press release substantially in the form attached hereto will be issued promptly following the Effective Date. 8. No Other Assurances: You acknowledge that in deciding to sign this Agreement you have not relied on any promises or commitments, whether spoken or in writing, made to you by any Company representative, except for what is expressly stated in this Agreement. This Agreement constitutes the entire understanding and agreement between you and the Company, and



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replaces and cancels all previous agreements and commitments, whether spoken or written, in connection with the matters described. 9. Effect of Non-Enforcement:
If one or more terms of this Agreement shall be ruled by a court to be void or unenforceable, the Company may choose to cancel any or all of the remaining terms of this Agreement and get back from you (or your successors or assigns) the value of anything paid by the Company in exchange for this Agreement. Terms of this Agreement that are not canceled (if any) shall continue in full force and effect.

1 0. Governing Law; Jurisdiction; Jury Trial Waiver: This Agreement shall be construed, governed by and enforced in accordance with the laws of the State of New Jersey, without regard to its conflicts of law principles. Any action arising out of or relating to this Agreement may, at the election of the Company, be brought and prosecuted only in that State, and in the event of such election, you consent to the jurisdiction and venue of any courts of or in such jurisdiction and waive trial by jury. 11. Modification in Writing: This Agreement cannot be changed or modified except by written agreement signed by both you and an authorized Company representative.




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12. No Admission of Liability: This Agreement does not constitute an admission of any unlawful discriminatory acts or liability of any kind by the Company and/or related persons, or anyone acting under their supervision or on their behalf. This Agreement may not be used or introduced as evidence in any legal proceeding, except to enforce its terms.

PLEASE READ the following declaration and sign this Agreement only if it is true: I acknowledge that I have carefully read and considered this Agreement; that I have been given the opportunity to review this Agreement with legal or other advisors of my choice; that I understand that by signing this Agreement I RELEASE 1egal claims and WAIVE certain rights; and that I freely and voluntarily consent to all terms of this Agreement with full understanding of what they mean.


Palatin Technologies, Inc.



     s/ Carl Spana
By: ___________________________________
     Carl Spana
     Interim Chief Executive Officer and President

6/13/00
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Date Signed by Palatin Technologies, Inc.




s/ Edward J. Quilty
---------------------------------
Signature of Employee



6/13/00
---------------------------------
Date Signed by Edward J. Quilty